TABLE OF CONTENTS

BY-LAW NUMBER 1
OF
DOVE ENERGY INC.
(the "Corporation")

BY-LAW NUMBER 1
OF
DOVE ENERGY INC.
(the "Corporation")

A by-law relating generally to the conduct of the business and affairs of the Corporation.

BE IT ENACTED as a by-law of the Corporation as follows:

SECTION 1 - INTERPRETATION

1.1 **DEFINITIONS** - In these by-laws of the Corporation, unless the context otherwise specifies or requires:

(a) "Act" means the *Business Corporations Act* of Alberta, S.A. 2000, c.B-9, as amended from time to time, and any statute that may be substituted therefor, and in the case of such substitution, any references in these by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

(b) "appoint" includes "elect" and vice versa;

(c) "articles" shall have the meaning set forth in the Act;

(d) "board" means the board of directors of the corporation;

(e) "business day" means a day which is not a non-business day;

(f) "by-laws" means these by-laws and all other by-laws of the Corporation from time to time in force and effect;

(g) "meeting of shareholders" includes an annual meeting of shareholders and special meeting of shareholders;

(h) "non-business day" means Saturday, Sunday and any other day that is a holiday as defined in the *Interpretation Act* (Alberta);

(i) "recorded address" means, in the case of a shareholder, his address as recorded in the securities register of the Corporation, in the case of joint shareholders, the address appearing the securities register in respect of such joint holdings determined under section 9.6 hereof and, in the case of a director, officer, auditors or member of a committee of directors, his latest address as recorded in the records of the Corporation or as recorded on the latest notice filed under sections 106 or 113 of the Act;

(j) "Regulations" means the regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

(k) "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of this by-law or by a resolution passed pursuant hereto;

(l) "special meeting of shareholders" includes both a meeting of any class or classes acting separately from any other class or classes and also a meeting, other than an annual meeting, of all shareholders entitled to vote at an annual meeting of shareholders; and

(m) "unanimous shareholder agreement" shall have the meaning set forth in the Act.

1.2 **NUMBER AND GENDER** - Save as aforesaid, all terms which are contained in these by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa, the masculine shall include the feminine, and the word "person" shall include an individual, partnership, association, body corporate, body politic, trustee, executor, administrator and legal representative.

1.3 **HEADINGS** - Headings used in these by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

SECTION 2 - BANKING AND SECURITIES

2.1 **BANKING ARRANGEMENTS** - The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time by resolution prescribe or authorize.

2.2 **VOTING RIGHTS IN OTHER BODIES CORPORATE** - The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board, or failing the board, the signing officers of the Corporation, may, from time to time, direct the manner in which any particular voting rights or class of voting rights may or shall be exercised by such person or persons.

SECTION 3 - EXECUTION OF INSTRUMENTS

3.1 **AUTHORIZED SIGNING OFFICERS** - Unless otherwise authorized by the board, deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the Chairman of the Board, Vice-Chairman of the Board, President, Managing Director, Vice-President, Secretary, Treasurer, Assistant Secretary, Assistant Treasurer or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same but no instrument is invalid merely because the corporate seal is not affixed thereto.

3.2 **CHEQUES, DRAFTS AND NOTES** - All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

SECTION 4 - DIRECTORS

4.1 **NUMBER OF DIRECTORS** - The board shall consist of such number of directors as is fixed by the articles, or where the articles specify a variable number of directors, the board shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles.

4.2 **QUALIFICATION** - The following persons are disqualified from being a director of the Corporation:

(a) anyone who is less than 18 years of age;

(b) anyone who

(i) is a dependent adult as defined in the *Dependent Adults Act* (Alberta) or is the subject of a certificate of incapacity under that act,

(ii) is a formal patient as defined in the *Mental Health Act* (Alberta),

(iii) is the subject of an order under the *Mentally Incapacitated Persons Act* (Alberta) appointing a committee of his person or estate or both, or

(iv) has been found to be a person or unsound mind by a court elsewhere than in Alberta;

(c) a person who is not an individual; or

(d) a person who has the status of bankrupt.

4.3 **ELECTION AND TERM** - Each Director named in the Notice of Directors filed at the time of incorporation shall hold office from the date of the Certificate of Incorporation until the first meeting of the shareholders. An election of Directors shall take place at the first meeting of shareholders and, subject to the articles and any unanimous shareholder agreement, at each annual meeting of shareholders thereafter. All directors then in office, unless elected for a longer period of time (not to exceed the close of the third annual meeting of the shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting, subject to the articles or any unanimous shareholder agreement, shall be the number fixed by resolution of the board, provided that if the board fails to fix a number, the number of directors to be elected shall be the number of directors then in office or the number of directors whose terms of office expire at the meeting, as the case may be. Subject to the foregoing, if the shareholders amend the articles at a meeting of the shareholders to increase the number or minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent Directors shall continue in office until their successors are elected. If the articles provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him, multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner. If he has voted for more than one candidate without specifying the distribution among such candidates, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

4.4 **CONSENT** - A person who is elected or appointed a director is not a director unless:

(a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director; or

(b) if he was not present at the meeting when he was elected or appointed:

(i) he consented in writing to act as a director before his election or appointment or within 10 days after it, or

(ii) he has acted as a director pursuant to the election or appointment.

4.5 **REMOVAL OF DIRECTORS** - Subject to the Act and the articles, the shareholders may, by ordinary resolution passed at a special meeting of the shareholders, remove any director from office except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors. If the articles provide for cumulative voting, no director shall be removed pursuant to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

4.6 **VACATION OF OFFICE** - A director of a corporation ceases to hold office when:

(a) he dies or resigns;

(b) he is removed in accordance with section 109 of the Act; or

(c) he becomes disqualified under section 105(1) of the Act.

A resignation of a director becomes effective at the time a written resignation is sent to the Corporation, or at the time specified in the resignation, whichever is later.

4.7 **VACANCIES** - Subject to the Act and the articles, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the minimum number of directors or from a failure of the shareholders to elect the minimum number of directors and, if the articles so provide, may also add to their numbers and appoint additional directors in accordance with the Act, but the total number of directors shall not exceed the maximum number fixed by the articles. In the absence of a quorum of the board, or if a vacancy has arisen from a failure of the shareholders to elect the minimum number of directors, the board shall forthwith call a special meeting of the shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.8 **COMMITTEE OF DIRECTORS** - The board may appoint from among their number a Managing Director, who must be a resident Canadian, or a committee of directors, however designated, and delegate to such committee any of the powers of the Board except those which under the Act, a committee of Directors has no authority to exercise. Fifty (50%) per cent of the members of such committee shall be resident Canadians.

4.9 **TRANSACTION OF BUSINESS** - The powers of a committee of directors may be exercised by a meeting of the committee at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.

4.10 **AUDIT COMMITTEE** - When required by the Act, the board shall, and at any other time the board may, elect annually from among its number an audit committee to be composed of not fewer then three directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

4.11 PROCEDURE - Unless otherwise determined by the board, a committee of directors shall have the power to enact by-laws to govern its procedures.

4.12 REMUNERATION AND EXPENSES - Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

4.13 ACTION BY THE BOARD - Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. Where there is a vacancy on the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office. Where the Corporation has only one director, that director may constitute a meeting. An act of a director is valid notwithstanding any irregularity in his election or appointment or a defect in his qualifications.

SECTION 5 - MEETINGS OF DIRECTORS

5.1 PLACE OF MEETINGS - Meetings of the board may be held at any place in Alberta or at such places outside Alberta as the board may by resolution determine from time to time.

5.2 CALLING OF MEETINGS - Meetings of the board shall be held as the board may by resolution determine from time to time. In addition, each of the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President or any two directors may convene or direct the convening of a meeting of the board. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority: the board, any two directors, the Chairman of the Board, the Vice-Chairman of the Board or the President.

5.3 NOTICE OF MEETING - Unless the directors have made regulations otherwise, notice of the time and place of each meeting of the board shall be given in the manner provided in section 13.1 hereof to each director not less than 24 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. Provided, however, a director may in any manner waive, either before or after the meeting, notice of a meeting. Attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

5.4 REGULAR MEETINGS - The board may by resolution appoint a day or days in the month or months for regular meetings of the board at a place and hour to be named in the resolution. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or these by-laws require the purpose thereof or the business to be transacted thereat to be specified.

5.5 FIRST MEETING OF NEW BOARD - Provided a quorum of directors is present, each newly elected board may, without notice, hold its first meeting immediately following the meeting of shareholders at which such board or portion thereof is elected.

5.6 ADJOURNED MEETING - Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

5.7 CHAIRMAN - The Chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and present at the meeting: the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, or a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman.

5.8 QUORUM - Subject to section 5.9 hereof, the quorum for the transaction of business at any meeting of the board shall consist of the number of directors as the board may determine by resolution from time to time. If the board has not fixed a quorum by resolution or if the quorum fixed by the board is greater than the number of directors then in office, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office.

5.9 RESIDENT CANADIANS - The board shall not transact business at a meeting, other than filling a vacancy in the board, unless at least half of the directors present are resident Canadians, except where:

(a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communication facility the business transacted at the meeting; and

(b) the number of resident Canadian directors present at the meeting, together with any resident Canadian director who gives his approval under paragraph (a) above, totals at least half of the directors present at the meeting.

5.10 VOTES TO GOVERN - At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In cases of an equality of votes the chairman of the meeting shall not be entitled to a second or casting vote.

5.11 MEETINGS BY TELEPHONE - Directors may participate in a meeting of the board or a meeting of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means shall be deemed to be present at the meeting.

5.12 RESOLUTIONS IN WRITING IN LIEU OF MEETING - A resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board shall be as valid as if it had been passed at a meeting of directors and shall satisfy all of the requirements of the Act relating to meetings of directors. A copy of each such resolution in writing shall be kept with the minutes of the proceedings of meetings of the board. Any such resolution in writing may be signed in counterpart and is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

5.13 AMENDMENTS TO THE ACT - It is hereby affirmed that the intention of this by-law as it relates to Canadian representation is to comply with the minimum requirements of the Act and in the event that such minimum requirements shall be amended, deleted or replaced such that no, or lesser, requirements with respect to Canadian representation are then in force, such sections shall be correspondingly amended, deleted or replaced.

SECTION 6 - OFFICERS

6.1 APPOINTMENT - Subject to any unanimous shareholder agreement, the board may from time to time appoint a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with these by-laws and subject to the provisions of the

Act, delegate to such officers powers to manage the business and affairs of the Corporation. Subject to sections 6.2 and 6.3 hereof, and officer may but need not be a director and one person may hold more than one office.

6.2 CHAIRMAN OF THE BOARD - The board may from time to time also appoint a Chairman of the Board and a Vice-Chairman of the Board who shall be directors. The Chairman of the Board shall, when present, preside at all meetings of the board and meetings of the shareholders. If no Managing Director is appointed, the board may assign to the Chairman of the Board any of the powers and duties that are by any provisions of these by-laws assigned to the Managing Director and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the first mentioned of the following officers: the Vice-Chairman of the Board, the Managing Director, the President or a Vice-President.

6.3 MANAGING DIRECTOR - The board may from time to time appoint a Managing Director who shall be a resident Canadian and a director. If appointed and subject to the authority of the board, the Managing Director shall have general supervision of the business and affairs of the Corporation, and, subject to the provisions of the Act, shall have such other powers and duties as the board may specify.

6.4 PRESIDENT - The President shall have, subject to the authority of the board, full power and authority to manage the business and affairs of the Corporation. The President shall have such other powers and duties as the board may specify.

6.5 VICE-PRESIDENT - During the absence of disability of the President, his duties shall be performed and his powers exercised by the Vice-President or, if there is more than one, by the Vice-President designated from time to time by the board or the President. A Vice-President shall have such powers and duties as the board may specify.

6.6 SECRETARY - The Secretary shall attend and be the Secretary of all meetings of the board, and the shareholders and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. The Secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, the auditors and members of committees of directors. The Secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. The Secretary shall have such other powers and duties as the board may specify.

6.7 TREASURER - The Treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The Treasurer shall render to the board, whenever required, an account of all his transactions as Treasurer and of the financial position of the Corporation. The Treasurer shall have such other powers and duties as the board may specify.

6.8 GENERAL MANAGER OR MANAGER - If elected or appointed, the General Manager shall have such powers and duties as the board may specify.

6.9 POWERS AND DUTIES OF OTHER OFFICERS - The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant unless the board otherwise directs.

6.10 VARIATION OF POWERS AND DUTIES - The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.11 VACANCIES - If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors may by resolution appoint a person to fill such vacancy.

6.12 TERM OF OFFICE - The board, in its discretion, may at any time, with or without cause, remove any officer of the Corporation, notwithstanding any agreement to the contrary. Subject to the foregoing, each officer appointed by the board shall hold office until the earlier of the date his resignation becomes effective, the date his successor is appointed or he shall cease to be qualified for that office.

6.13 TERMS OF EMPLOYMENT AND REMUNERATION - The terms of employment and the remuneration of officers shall be settled by the board from time to time.

6.14 CONFLICT OF INTEREST - An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 7.1 hereof.

6.15 AGENTS AND ATTORNEYS - The board shall have power from time to time to appoint agents or attorneys for the Corporation with such powers of management, administration or otherwise as the board may specify.

6.16 FIDELITY BONDS - The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

SECTION 7 - PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.1 CONFLICT OF INTEREST - A director or officer shall not be disqualified from his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof. Such a director or officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act and any unanimous shareholder agreement, a director or officer shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's or officer's interest therein, provided that the required declaration and disclosure of the interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

7.2 LIMITATION OF LIABILITY - Every director and officer of the Corporation, in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No director or officer for the time being of the Corporation shall be liable for the acts, neglects or defaults of any other director or officer or employee, or for joining in any act for conformity, or for any loss, damage or expense accruing to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be placed out or invested, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or trust or in relation thereto, unless the same are

occasioned by his own wilful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the Regulations thereunder or from liability for any breach thereof.

7.3 **INDEMNITY** - Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer the Corporation or such body corporate, if:

(a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this section.

7.4 **INSURANCE** - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers and any other person referred to in section 7.3 hereof against liability incurred by him:

(a) in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

(b) in his capacity as a director or officer of another corporation where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation.

SECTION 8 - SHAREHOLDER'S MEETINGS

8.1 **ANNUAL MEETINGS** - Subject to the Act and the articles, the annual meeting of the shareholders shall be held at such time and on such day in each year and at such place as the board, the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.2 **SPECIAL MEETINGS** - The board, the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director or the President shall have power to call a special meeting of Shareholders at any time.

8.3 **SPECIAL BUSINESS** - All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, election of directors, auditors reports and reappointment of the incumbent auditors, is deemed to be special business.

8.4 **NOTICE OF MEETINGS** - Notice of the time and place of each meeting of the shareholders shall be given in the manner provided in section 13.1 not less than 21 nor more than 50 days before the date of the meeting to each director, the auditors and to each shareholder who at the close of business on the record date is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of the shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and re-appointment of the incumbent auditors shall state the nature of such business in sufficient detail to permit the shareholders to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A Shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to the meeting.

8.5 **WAIVER OF NOTICE** - A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of the shareholders, and attendance of any such person at a meeting of the shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

8.6 **LIST OF SHAREHOLDERS ENTITLED TO NOTICE** - In the event the Corporation has greater than 15 shareholders entitled to vote at a meeting, for every meeting of the shareholders, the Corporation shall, at the close of business on record date, prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. The shareholders listed shall be those registered or constructively registered pursuant to the Act at the close of business on record date. The list shall be available for examination by any shareholder during usual business hours at the records office of the Corporation or at the place where the central securities register is kept and at the meeting for which the list has been prepared.

8.7 **RECORD DATE FOR NOTICE** - The board may fix in advance a date, preceding the date of any meeting of the shareholders by not more than 50 days and not less than 21 days, as the record date for the determination of the shareholders entitled to notice of a meeting of the shareholders. If no record date is fixed by the board, the record date for the determination of the shareholders entitled to notice of a meeting of the shareholders shall be the close of business on the day immediately preceding the day on which the notice is given, or if no notice is given, the day on which the meeting is held. If the board fixes a record date and the Corporation is a distributing corporation, notice of the record date shall be given not less than 7 days prior to the date so fixed:

(a) by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded, and

(b) by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading,

unless every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fixed the record date waives notice of the record date in writing.

8.8 **MEETINGS WITHOUT NOTICE** - A meeting of the shareholders may be held without notice at any time and place permitted by the Act:

(a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

(b) if the auditors and the directors are present or waived notice of or otherwise consent to such meeting being held.

At such meeting any business may be transacted which the Corporation at a meeting of shareholders may transact.

8.9 MEETINGS BY TELEPHONE - If all the shareholders consent, a shareholder may participate in a meeting of shareholders by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other.

8.10 CHAIRMAN, SECRETARY AND SCRUTINEERS -The Chairman of any meeting of the shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: the Chairman of the Board, the Vice-Chairman of the Board, the Managing Director, the President, or a Vice-President. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman of the meeting. The Secretary of the meeting shall be the Secretary of the Corporation. If the Secretary of the Corporation is absent or if no Secretary has been appointed by the Corporation, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by the chairman of the meeting.

8.11 PERSONS ENTITLED TO BE PRESENT - The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.12 QUORUM - Subject to the Act, a quorum for the transaction of business at any meeting of the shareholders shall be two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled and together holding or representing by proxy not less than five percent (5%)of the outstanding shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of the shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If at any time there shall be only one shareholder, then that shareholder or a duly appointed proxy for the shareholder shall constitute a quorum. If a quorum is not present within one-half hour of the time fixed for convening any meeting of the shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time and place subject to section 8.20 hereof, but may not transact any other business. If no provision for adjournment is made at any such meeting or adjourned meeting at which a quorum is not present, the meeting shall be dissolved.

8.13 RIGHT TO VOTE AND RECORD DATE FOR VOTING - Subject to the provisions of the Act as to authorized representatives of any other corporation, at a meeting of the shareholders of the Corporation in respect to which the Corporation has prepared a shareholder list in accordance with section 8.6 hereof, every person named in the shareholder list is entitled to vote the shares shown opposite such person's name at the meeting to which the shareholder list related, except to the extent:

(a) the person has transferred ownership of any of his shares after the record date, and

(b) the transferee of those shares:

(i) produces properly endorsed share certificates, or

(ii) otherwise establishes that he owns the shares,

and demands, not later than 10 days prior to the shareholder meeting, that the transferee's name and shareholdings be included in the shareholder list prior to the meeting,

in which case the transferee shall be entitled to vote the shares shown opposite his name.

8.14 PROXIES - Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act. An instrument of proxy shall be valid only at the meeting in respect of which it is given or any adjournment thereof.

8.15 TIME FOR DEPOSIT OF PROXIES - The board may specify in a notice calling a meeting of the shareholders a time preceding the time of such meeting by not more than 48 hours, exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

8.16 JOINT SHAREHOLDERS - If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of the shareholders may, in the absence of the other or others, vote the shares, but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them and in the absence of agreement between those so voting the person named first in the securities register shall vote the shares.

8.17 VOTES TO GOVERN - At any meeting of the shareholders every questions shall, unless otherwise required by the Act, the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

8.18 SHOW OF HANDS - Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried, an entry to that effect in the minutes of the meeting shall be *prima facie* evidence of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

8.19 BALLOTS - On any question proposed for consideration at a meeting of the shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman of the meeting shall direct. If a ballot is demanded on the election of a chairman for the meeting or on the question of an adjournment it shall be taken forthwith without an adjournment. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question. The demand or requirement for a ballot shall not prevent the continuance of a meeting or the transaction of any business other than the question on which the ballot has been demanded or required.

8.20 ADJOURNMENT - The chairman at a meeting of the shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of the shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of adjournment. If a meeting of the shareholders is adjourned by one or more adjournments for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting. If a meeting of the shareholders is adjourned by one or more adjournments for an aggregate of more than 90 days, subsection 149(1) of the Act shall apply. At any such adjourned meeting no business shall be transacted other than business left unfinished at the meeting from which the adjournment took place.

8.21 RESOLUTION IN WRITING - A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of the shareholders shall be as valid as if it had been passed at a meeting of the shareholders, and shall satisfy all of the requirements of the Act relating to meetings of the shareholders. A copy of every such resolution in writing shall be kept with the minutes of the proceedings of meetings of the shareholders. Any such resolution in writing may be counter-signed and is effective for all purposes at such time as the resolution states regardless of when the resolution is signed.

8.22 ONLY ONE SHAREHOLDER - Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

8.23 REQUISITION OF MEETING BY SHAREHOLDER - The Act shall govern the manner and extent to which any shareholder may requisition a meeting of the shareholders.

SECTION 9 - SHARES

9.1 ALLOTMENT AND ISSUE - The board may from time to time allot, or grant options to purchase the whole or any part of the authorized and unissued shares in the capital of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as prescribed by the Act. Subject to the articles, no holder of any class of share in the capital of the Corporation shall be entitled as of right to subscribe for, purchase or receive any additional securities of the Corporation.

9.2 COMMISSIONS - The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase securities in the capital of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such securities.

9.3 NON-RECOGNITION OF TRUSTS - Subject to the provisions of the Act, the Corporation shall treat as absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share Certificate.

9.4 SHARE CERTIFICATES - Every holder of one or more shares of the Corporation shall be entitled, at his option to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section 3.1 hereof and need not be under the corporate seal; provided that unless the board otherwise determines, share certificates representing shares in respect of which a transfer agent or register has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent or registrar. A share certificate

shall be signed manually by at least one director or officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it. A share certificate executed as aforesaid shall be valid notwithstanding that any officer whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

9.5 **REPLACEMENT OF SHARE CERTIFICATES** - The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken or which does not comply as to form with the requirements from time to time of the Act in this regard, on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.6 **JOINT SHAREHOLDERS** - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one share certificate in respect thereof, and delivery of such share certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the share certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of same. Joint shareholders may collectively designate in writing an address as their recorded address for service of notice and payment of dividends but in default of such designation the address of the first named joint shareholder shall be deemed to be the recorded address aforesaid.

SECTION 10 - TRANSFER OF SECURITIES

10.1 **REGISTRATION OF TRANSFER** - Subject to the provisions of the Act, the Corporation shall not be obligated to register a transfer of shares in the securities register except upon presentation of the share certificate representing such shares with transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, or such other appropriate person as defined in section 64 of the Act, together with such reasonable assurance that the endorsement is genuine and effective or evidence of signature, identification and authority to transfer as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer, if any, as are authorized by the articles, and upon satisfaction of any lien referred to in section 10.4 and if the Corporation has no duty to inquire into adverse claims or has discharged such duty.

10.2 **TRANSFER AGENTS AND REGISTRARS** - The board may from time to time appoint or remove one or more trust companies registered under the *Trust Companies Act* (Alberta) as its agent or agents to maintain a central securities register or registers, and an agent or agents to maintain a branch securities register or registers. Agents so appointed may be designated as a transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities register or in a branch securities register is compete and valid registration for all purposes.

10.3 **SECURITIES REGISTERS** - A central securities register of the Corporation shall be kept at its registered office or at any other place in Alberta designated by the board to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

(a) the names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

(b) the number of shares or other securities held by each holder; and

(c) the date and particulars of the issuance and transfer of each share or other security.

A branch securities register or registers may be kept at such place or places as the directors may determine. Particulars of each issue or transfer of a security registered in a branch securities register shall also be kept in the corresponding central securities register.

10.4 LIEN FOR INDEBTEDNESS - If the articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, the Corporation shall have a first and paramount lien on all shares registered in the name of a shareholder indebted to the Corporation, whether solely or jointly with others and upon the proceeds of sale thereof for his debts, liabilities and engagements solely or jointly with any other person to or with the Corporation whether the period for payment, fulfilment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such share. Such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Corporation's lien on such shares.

10.5 DECEASED SHAREHOLDER - In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividend thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

SECTION 11 - DIVIDENDS AND RIGHTS

11.1 DIVIDENDS - Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

11.2 DIVIDEND CHEQUES - A dividend payable in cash shall be paid by cheque drawn on the Corporations's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's securities register, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

11.3 NON-RECEIPT OF CHEQUES - In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

11.4 RECORD DATE FOR DIVIDENDS AND RIGHTS - For the purpose of determining shareholders:

(a) entitled to receive payment of a dividend

(b) entitled to participate in a liquidation distribution, or

(c) for any other purpose except the right to receive notice of or to vote at a meeting,

the board may fix in advance a date as a record date for that determination of shareholders, but the record date shall not proceed by more than 50 days the particular action to be taken. If no record date is fixed by the board, the record date shall be at the close of business on the day on which the directors pass the resolution relating to that purpose. If the board fixes a record date and the Corporation is a distributing corporation, notice of the record date shall be given not less than 7 days prior to the date so fixed:

(a) by advertisement in a newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded, and

(b) by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading,

unless every holder of a share of the class or series affected whose name is set out in the securities register at the close of business on the day the directors fixed the record date waives notice of the record date in writing.

11.5 **UNCLAIMED DIVIDENDS** - Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

SECTION 12 - DIVISIONS AND DEPARTMENTS

12.1 **CREATION AND CONSOLIDATION OF DIVISIONS** - The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, product manufactured or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

12.2 **NAME OF DIVISION** - Subject to the Act, any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business, enter into contracts, sign cheques and other documents of any kind and do all acts and things under such name, provided that the Corporation shall set out its name in legible characters in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation. Any such contract, cheque or documents shall be binding upon the Corporation as if it had been entered into or signed in the name of the Corporation.

12.3 **OFFICERS OF DIVISION** - From time to time the board may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration, and the board may remove at its pleasure any such officers so appointed.

SECTION 13 - NOTICES

13.1 **METHOD OF GIVING NOTICES** - Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the Act, the Regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, the auditors or member of a committee of directors shall be sufficiently given:

(a) if delivered personally to his or its recorded address; or

(b) if sent to such recorded address by prepaid ordinary or air mail or by prepaid transmitted or recorded communication.

A notice delivered personally shall be deemed to have been given when it is delivered to the recorded address. A notice mailed shall be deemed to have been given when deposited in a post office or public letter box. A notice sent by means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication agency or its representative for dispatch. Subject to the Act, a Notice or document sent by mail in the manner herein set forth to a shareholder, director, officer, the auditors or member of a committee of directors shall be deemed to have been received at the time it would be delivered in the ordinary course of the mails unless there are reasonable grounds for believing that the shareholder, director, officer, auditors or member of a committee of directors did not receive the notice or document at the time or at all. The Secretary may change or cause to be changed the recorded address of any shareholder, director, officer, the auditors or member of a committee of directors in accordance with any information believed by him to be reliable.

13.2 NOTICE TO JOINT SHAREHOLDERS - If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice given to any one or more of such persons at the recorded address for such joint shareholder shall be sufficient notice to all of them.

13.3 COMPUTATION OF TIME - In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event in respect of which the notice is being given shall be included.

13.4 UNDELIVERED NOTICES - If any notice given to a shareholder pursuant to section 13.1 is returned on three consecutive occasions because he cannot be found or served or is unknown at his recorded address, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new recorded address, provided that in the event of the return of a notice of a shareholder's meeting mailed to a shareholder in accordance with section 13.1 of these by-laws the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

13.5 PROOF OF SERVICE - A certificate of the Secretary or other duly authorized officer of the Corporation in office at the time of the making of the certificate, or of any agent of the Corporation, as to the facts in relation to the mailing or delivery or sending of any notice to any shareholder, director, officer, the auditors, or a member of a committee of directors, or of publication of any notice, shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer, the auditors or member of a committee of directors of the Corporation, as the case may be.

13.6 OMISSIONS AND ERRORS - Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, the auditors or member of a committee of directors or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

13.7 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW - Every person who by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title prior to such person's name and address being entered on the securities register (whether such notice was given before or after the happening of

the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

13.8 SIGNATURE ON NOTICES - Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

13.9 WAIVER OF NOTICE - Any shareholder (or his duly appointed proxyholder), director, officer, the auditors or member of a committee of directors may at any time waive the sending of any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the Regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.

SECTION 14 - MISCELLANEOUS

14.1 REGISTERED OFFICE - Until changed in accordance with the act, the registered office of the Corporation shall be in Calgary, Alberta.

14.2 FINANCIAL YEAR - The financial year of the Corporation shall be determined by the board.

14.3 WITHHOLDING INFORMATION FROM SHAREHOLDERS - Subject to the provisions of the Act, no shareholder shall be entitled to discovery of any information respecting any details or conduct of the Corporation's business which, in the opinion of the board, it would be inexpedient in the interests of the shareholders or the Corporation to communicate to the public.

14.4 CONDITIONS OF ACCESS TO INFORMATION - The board may form time to time, subject to rights conferred by the Act, determine whether and to what extend and at what time and place and under what conditions or regulations the accounts, records and documents of the Corporation or any of them shall be open to the inspection of shareholders and no shareholder shall have any right of inspecting any account, record or document of the Corporation except as conferred by the Act or authorized by the board or by resolution of the shareholders.

14.5 CORPORATE SEAL - Until changed by the board, the corporate seal of the Corporation and any facsimile thereof adopted by the board for use in jurisdictions outside Alberta shall be in the form as may be adopted by the board from time to time.

14.6 SEVERABILITY - The invalidity or unenforceability of any provision of these by-laws shall not affect the validity or enforceability of the remaining provisions of these by-laws.

14.7 EFFECTIVE DATE - The by-law shall come into force upon the issue of the Certificate of Continuance under the Act, or the date the Corporation is incorporated under the Act, as the case may be, or the date on which this by-law is enacted, whichever is later.

ENACTED by the Board this 19th day of February, 2005.

PRESIDENT